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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                       ----------------------------------


                                    FORM 8-K

                                 Current Report


                      -----------------------------------


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                         Date of Report:  July 29, 1994




                          LONG ISLAND LIGHTING COMPANY
               (Exact name of registrant as specified in charter)

                   New York                  1-3571               11-1019782
          (State of Incorporation)   (Commission File No.)   (I.R.S. Employer
                                                              Identification No.)


             175 East Old Country Road, Hicksville, New York  11801
                                  516-755-6650
         (Address and telephone number of Principal Executive Offices)
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Item 1.  Changes in Control of Registrant

         Not applicable.


Item 2.  Acquisition or Disposition of Assets

         Not applicable.


Item 3.  Bankruptcy or Receivership

         Not applicable.


Item 4.  Changes in Registrant's Certifying Accountant

         Not applicable.


Item 5.  Other Information


         The Company reported earnings of $.10 per average common share on revenues of $626,310,000 for the three months ended June 30, 1994. In the same 1993 period, earnings per average common share were $.38 on revenues of $604,871,000. The average number of common shares outstanding in the two periods were 114,457,000 and 111,970,000, respectively.

         Earnings for the six months ended June 30, 1994, were $.60 per average common share on revenues of $1,498,454,000 compared to $.86 per average common share on revenues of $1,365,321,000 for the comparable 1993 period. The average number of common shares outstanding in the two periods were 113,496,000 and 111,875,000, respectively.

         As expected, earnings for the three and six month periods ended June 30, 1994 were significantly lower than the same periods in 1993 due to certain factors. These include the recognition of previously deferred storm costs, a lower allowed rate of return on common equity for the gas business as provided by the PSC, recognition of certain operating and maintenance expenses earlier in 1994 than in 1993, and a refinement in the Company's procedures used to estimate gas revenues not yet billed. The earlier recognition of these operating and maintenance expenses and the refinement in accounting procedures relating to gas revenues will have a positive impact on second half earnings. While the Company can give no assurances, it is expecting that its 1994 annual earnings will be comparable to its 1993 annual earnings.





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                 The Company also announced that its Board of Directors
declared its quarterly common stock dividend of 44.5 cents per share. The dividend will be paid on October 1, 1994, to common shareowners of record on September 9, 1994.



                          LONG ISLAND LIGHTING COMPANY
                               FINANCIAL SUMMARY
                    (In Thousands Except Per Share Amounts)

                                                     Three Months Ended               Six Months Ended
                                                          June 30                          June 30
                                                   ---------------------           ------------------------
                                                      1994       1993                 1994         1993
                                                   ---------------------           ------------------------
Revenues                                           $ 626,310    $  604,871        $1,498,454    $1,365,321

Operating Income                                   $ 139,478    $  167,599        $  323,345    $  359,991

Net Income                                         $  24,787    $   56,806        $   94,409    $  124,665

Earnings for Common Stock                          $  11,516    $   42,451        $   67,866    $   95,735

Average Common Shares Outstanding                    114,457       111,970           113,496       111,875

Earnings Per Common Share                              $ .10         $ .38             $ .60         $ .86

Dividends Declared Per Common Share                    $ .445        $ .435            $ .89         $ .87




Item 6.  Resignations of Registrant's Directors

         Not applicable.


Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits

         Not applicable.


Item 8.  Change in Fiscal Year

         Not applicable.





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                                   SIGNATURE





                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            LONG ISLAND LIGHTING COMPANY
                                                    Registrant




                                            By /S/ ANTHONY NOZZOLILLO
                                            ---------------------------------
                                                   ANTHONY NOZZOLILLO
                                              Senior Vice President-Finance

Dated:  July 29, 1994





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